UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 6, 2008

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

25025 Interstate 45 North, Suite 600
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2008, the Board of Directors of TETRA Technologies, Inc. (the “Company”) approved the adoption of a form of indemnification agreement to be entered into with each of its directors and its elected officers (the “Indemnification Agreement”). The Indemnification Agreement provides that the Company will indemnify these officers and directors to the fullest extent permitted by the Company’s Restated Certificate of Incorporation, Amended and Restated Bylaws and applicable law. The Indemnification Agreement also provides that these officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreement for determining entitlement to and obtaining indemnification and expense advancement. All of the Company’s directors and elected officers will execute the form of Indemnification Agreement. The Company will also execute similar forms of the Indemnification Agreement with a former director and former elected officer.

The preceding description is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Indemnification Agreement for directors and executive officers of TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:    /s/Geoffrey M. Hertel
Geoffrey M. Hertel
President & Chief Executive Officer

Date: November 12, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Indemnification Agreement for directors and executive officers of TETRA Technologies, Inc.